                                PRELIMINARY COPY

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
               Securities Exchange Act of 1934 (Amendment No.___)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                       [   ]  Confidential, For Use of the Commission Only
                                                               (as permitted by Rule 14a-6(e)(2))

[   ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Under Rule 14a-12

                                  ALTEON INC.

                 Name of Registrant as Specified in Its Charter


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:


       (2) Aggregate number of securities to which transaction applies:


       (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       (4) Proposed maximum aggregate value of transaction:


       (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount previously paid:



   (2)      Form, Schedule or Registration Statement No.:



   (3)      Filing Party:



   (4)      Date Filed:

                                   ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446


To Our Stockholders:

         You are most cordially invited to attend the 2001 Annual Meeting of Stockholders of Alteon Inc. at 9:00 A.M., local time, on June 5, 2001, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

       The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

       It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

       Thank you for your continued support.

                                   Sincerely,

                                   /s/ Kenneth I. Moch
                                   -------------------------------------
                                   KENNETH I. MOCH
                                   President and Chief Executive Officer

                                   ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 5, 2001

         The Annual Meeting of Stockholders of Alteon Inc., a Delaware corporation will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on June 5, 2001, at 9:00 A.M., local time, for the following purposes:

         (1) To elect two directors to serve until the Annual Meeting to be held in 2004 and until their successors shall have been duly elected and qualified;

         (2) To approve an amendment to our Restated Certificate of Incorporation increasing the number of authorized shares from forty million to eighty million;

         (3) To ratify an amendment to our Amended 1995 Stock Option Plan increasing the number of available shares from four million to seven million;

         (4) To ratify the appointment of Arthur Andersen LLP to serve as our independent public accountants for the fiscal year ending December 31, 2001; and

         (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

       Only stockholders of record at the close of business on April 9, 2001, are entitled to vote at the meeting, or at any adjournment of the meeting. A complete list of those stockholders will be open to the examination of any stockholder at our principal executive offices at 170 Williams Drive, Ramsey, New Jersey 07446 and at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, for a period of 10 days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

       IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE ALTEON THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                      By Order of the Board of Directors
                                      /s/ Elizabeth A. O'Dell
                                      ---------------------------------------
                                      ELIZABETH A. O'DELL
                                      Secretary
Ramsey, New Jersey
____________, 2001



        THE COMPANY'S 2000 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                   ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                                 PROXY STATEMENT

       We are furnishing this Proxy Statement in connection with our Annual Meeting of Stockholders to be held on June 5, 2001, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Stockholders of record at the close of business on April 9, 2001, will be entitled to vote at the meeting and at any adjournment of the meeting. As of April 9, 2001, there were __________ shares of common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the meeting.

       You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

       Alteon's Board of Directors is asking for your proxy. Giving us your proxy by properly signing and returning the accompanying proxy card means, you authorize us to vote your shares at the meeting in the manner you direct. You may vote for both, one or neither of our director candidates. You may also vote for or against the other proposals, or abstain from voting. We will vote as you direct.

       If you properly sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares (i) FOR the election of the nominees named below as directors; (ii) FOR the approval of the amendment to the Restated Certificate of Incorporation increasing the number of authorized shares; (iii) FOR the ratification of the amendment to the Amended 1995 Stock Option Plan increasing the number of available shares; (iv) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2001; and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the meeting or any adjournment of the meeting.

       You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. However, if you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote. Each proxy card should be signed and returned to assure that all of your shares are voted.

       You may revoke your proxy any time before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Alteon's Secretary in writing. However, your mere presence at the meeting does not revoke the proxy.

       In order to carry on the business of the meeting, we must have a quorum. This means the holders of at least a majority of our common stock must be represented at the meeting, either by proxy or in person. Votes that are withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

       The two nominees receiving the most votes will be elected to fill the seats on the Board. In accordance with the Delaware Corporation Act, the proposed amendment to the Restated Certificate of Incorporation to increase the number of shares authorized for issuance must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote thereon. If you abstain from voting on this proposal, or do not give instructions to your broker on how to vote, it has the same effect as if you voted against that proposal. All other actions proposed in this Proxy Statement and/or considered at the meeting, including an adjournment, may be taken upon the favorable vote of a majority of the votes cast.

       Except as noted above, only votes for or against these proposals count. Brokers may submit proxies that do not indicate a vote for a proposal because such brokers do not have discretionary voting authority on the proposal and have not received instructions from their customers on those proposals (i.e., broker non-votes). These broker non-votes are not considered to be shares present for the purpose of calculating the vote on a proposal and, except as described above, will not affect the outcome of such a proposal. Similarly, abstentions to a proposal are not counted as votes cast in favor of the proposal and, accordingly, except in the case of the proposal regarding the amendment to the Restated Certificate of Incorporation, will have no effect on the outcome of a vote on such a proposal.

       This Proxy Statement, together with the related proxy card, is being mailed to you on or about April 19, 2001. Our Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 9, 2001. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the annual report so that they may supply the material to beneficial owners as of April 9, 2001.

                              ELECTION OF DIRECTORS

       At the meeting, two directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2004 and until their successors are elected and qualified. The nominees for election to the Board of Directors are Marilyn G. Breslow and Alan J. Dalby. Their biographies appear below.

         Pursuant to our Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves a term of three years. Class A consists of Ms. Breslow and Mr. Dalby, whose terms will expire at the meeting. Class B consists of Mr. Moch, Dr. Bransome and Dr. Naimark, whose terms will expire at the Annual Meeting of Stockholders in 2002. Class C consists of Dr. Novitch and Mr. McCurdy, whose terms will expire at the Annual Meeting of the Stockholders in 2003.

       Proxies solicited by the Board will be voted for the election of the nominees named above, unless otherwise specified in the proxy. All of the persons whose names and biographies appear below are at present directors of Alteon. In the event a nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees have consented to being named in this Proxy Statement and to serve if elected.

       The current Board of Directors, including the nominees, is comprised of the following persons:

                                                        SERVED AS A
                  NAME                       AGE       DIRECTOR SINCE               POSITIONS WITH ALTEON
      ---------------------------------      ---       --------------               ---------------------
      Mark Novitch, M.D................       69            1994                    Chairman of the Board

      Kenneth I. Moch..................       46            1998                    President, Chief Executive Officer
                                                                                    and Director

      Edwin D. Bransome, Jr., M.D......       67            1999                    Director

      Marilyn G. Breslow (1)...........       57            1988                    Director

      Alan J. Dalby (1)................       64            1994                    Director

      David McCurdy....................       51            1997                    Director

      George M. Naimark, Ph.D..........       76            1999                    Director

-------------
(1)  A nominee for election to the Board of Directors.

         The principal occupations and business experience, for at least the past five years, of each director are as follows:

         Mark Novitch, M.D., was elected as a director of Alteon in June 1994. He retired as Vice Chairman and Chief Compliance Officer of the Upjohn Company in December 1993. Prior to joining Upjohn in 1985, he was Deputy Commissioner of the U.S. Food and Drug Administration. Dr. Novitch is a director of Guidant Corporation, a supplier of cardiology and minimally invasive surgery products; Neurogen Corporation, a biopharmaceutical firm focused on central nervous system disorders; Calypte Biomedical, a developer of urine-based diagnostics; and Kos Pharmaceuticals, Inc., a developer of pharmaceutical products for cardiovascular and respiratory conditions. Dr. Novitch is an Adjunct Professor of Health Care Sciences at The George Washington University.

         Kenneth I. Moch, who was elected President, Chief Executive Officer and a director of Alteon in December 1998, joined us in February 1995, as Senior Vice President, Finance and Business Development and Chief Financial Officer. Mr. Moch has acquired substantial experience in managing advanced biomedical technologies as both an operating executive and a strategist. From 1990 to 1995, he served as President and Chief Executive Officer of Biocyte Corporation, a cellular therapy company that pioneered the use of cord blood stem cells in transplantation therapy. Mr. Moch was a founder and the Managing General Partner of Catalyst Ventures, a seed venture capital partnership, and was a founder of The Liposome Company, Inc. in Princeton, New Jersey, where he served as Vice President from 1982 to 1988. Previously, he was a management consultant with McKinsey & Company, Inc., a biomedical technology consultant with Channing, Weinberg & Company, Inc. (now The Wilkerson Group) and held product management responsibilities in the Parenteral Products Division of Baxter International. Mr. Moch received his A.B. in biochemistry from Princeton University, and an M.B.A. with emphasis in finance and marketing from the Stanford Graduate School of Business.

         Edwin D. Bransome, Jr., M.D., has been a director of Alteon since June 1999. Dr. Bransome is a Professor of Medicine and Physiology Emeritus at the Medical College of Georgia from which he retired as Chief of the Section of Endocrinology and Metabolism in 2000. Dr. Bransome is the Past President of the United States Pharmacopoeial Convention and has been a member of the USP Board of Trustees since 1990. He served on the Georgia Department of Medical Assistance (Medicaid) Drug Utilization Board from 1992-2000 and was its first Chairman. Currently, Dr. Bransome is in medical practice as a consultant in Endocrinology and is Medical Director of the Diabetes Treatment Center at the Aiken, South Carolina Regional Medical Center. He has had faculty positions at the Scripps Clinic and Research Foundation, MIT and the Harvard University School of Medicine. He received his A.B. in 1954 from Yale University and received his M.D. from Columbia University College of Physicians and Surgeons in 1958. His post-graduate training in Internal Medicine and Clinical Endocrinology fellowship was at the Peter Bent Brigham Hospital in Boston and in Biochemistry at Columbia University College of Physicians and Surgeons.

         Marilyn G. Breslow has been a director of Alteon since June 1988. She has been a Portfolio Manager/Analyst for W.P. Stewart & Co., Inc., an investment advisory firm in New York City, since 1990, and is President and a director of that firm. She was a General Partner of Concord Partners and a Vice President of Dillon, Read & Co. Inc. from 1984 to 1990. Prior to Dillon, Read & Co., she worked at Polaroid Corporation from 1973 to 1984 and was with Peat, Marwick, Mitchell & Company from 1970 to 1972. Ms. Breslow holds a B.S. degree from Barnard College and an M.B.A. from the Harvard Graduate School of Business Administration.

         Alan J. Dalby was elected as a director of Alteon in December 1994. Mr. Dalby is Chairman of Reckitt Benckiser plc, a household products company. He is the former Chairman and Chief Executive Officer and a founder of Cambridge NeuroScience, Inc. He was Executive Vice President and member of the Board of Directors for SmithKline Beckman Corporation, retiring in 1987. Mr. Dalby is a director of Acambis plc.

         Dave McCurdy, who became a director of Alteon in June 1997, is currently the President of EIA (Electronic Industries Alliance), the premier trade organization representing more than 2,100 of the world's leading electronics manufacturers. Before becoming President of EIA in November 1998, Mr. McCurdy was Chairman and Chief Executive Officer of the McCurdy Group L.L.C., a business consulting and investment firm focused on high-growth companies in the fields of healthcare, high technology and international business, which he formed in 1995. Prior to forming the McCurdy Group, Mr. McCurdy served for 14 years in the U.S. House of Representatives from the fourth district of Oklahoma. He held a commission in the United States Air Force Reserve attaining the rank of major and serving as a Judge Advocate General
(JAG). A 1972 graduate of the University of Oklahoma, Mr. McCurdy received his J.D. in 1975 from Oklahoma's Law School. He also studied international economics at the University of Edinburgh, Scotland, as a Rotary International Graduate Fellow.

         George M. Naimark, Ph.D., was elected as a director of Alteon in June 1999. He is President of Naimark & Barba, Inc., a management consultancy, since September 1966, and Naimark & Associates, Inc. a private healthcare consulting organization, since February 1994. Dr. Naimark has more than 30 years of experience in the pharmaceutical, diagnostic and medical device industries. His experience includes management positions in research and development, new product development and quality control. In addition, Dr. Naimark has authored books on patent law and communications, as well as many articles that appeared in general business, marketing, scientific and medical journals and was the editor of a medical journal. He received his Ph.D. from the University of Delaware in 1951, and received a B.S. and M.S. from Bucknell University in 1947 and 1948, respectively.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS.


COMMITTEES AND MEETINGS OF THE BOARD

       The Board of Directors has a Compensation Committee, which reviews salaries and incentive compensation for employees of and consultants to Alteon, and an Audit Committee, which reviews the results and scope of the audit and other services provided by our independent auditors. In 2000, the Audit and Compensation Committees were comprised of Marilyn G. Breslow, Alan J. Dalby, Edwin D. Bransome, Jr., M.D., David McCurdy, George M. Naimark, Ph.D., and Mark Novitch, M.D. All of the members of the Audit Committee are independent, as such term is defined by Section 121 of the American Stock Exchange listing standards. The Audit Committee and Compensation Committee each held two meetings during the year ended December 31, 2000. There were nine meetings of the Board of Directors in 2000. With the exception of Mr. McCurdy, each director and each committee member attended at least 75% of all meetings of the Board of Directors and the committee(s) on which he or she served during the period in which he or she served as a director or committee member. We have adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix 1.

COMPENSATION OF DIRECTORS

       All of the directors are reimbursed for their expenses for each Board and committee meeting attended. Directors who are not compensated as Alteon employees receive $1,500 per meeting for their service to the Board. Non-compensated directors also receive, upon the date of their election or re-election to the Board and on the dates of the two Annual Meetings of Stockholders following their election or re-election to the Board (subject to their continued service on the Board of Directors), a stock option to purchase 20,000 shares of common stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly created directorship) at an exercise price equal to the fair market value of the common stock on the date of grant. Each of these options will vest and become exercisable on the date of Alteon's first Annual Meeting of Stockholders following the date of grant, subject to the director's continued service on the Board.

       On December 15, 1998, Dr. Novitch entered into a two-year agreement with Alteon regarding his service as Chairman of the Board, pursuant to which Dr. Novitch received $60,000 a year, payable in monthly installments, and an option to purchase 200,000 shares of common stock at an exercise price of $0.875 per share. Effective December 2000, this agreement was amended to, among other things, extend the term to June 30, 2001. Under the amended agreement, Dr. Novitch continues to receive $60,000 per year, payable in monthly installments, and was granted an option to purchase an additional 50,000 shares at an exercise price of $7.00 per share.

                               EXECUTIVE OFFICERS

       The following table identifies our current executive officers:

                     NAME                   AGE          CAPACITIES IN WHICH SERVED      IN CURRENT POSITIONS SINCE
                     ----                   ---          --------------------------      --------------------------

      Kenneth I. Moch..................     46           President, Chief Executive            December 1998
                                                            Officer and Director

      Robert C. deGroof, Ph.D. (1)....      56           Senior Vice President                 March 2000
                                                            Scientific Affairs

      Elizabeth A. O'Dell (2)............   40           Vice President, Finance and           October 1993
                                                            Administration, Secretary
                                                            and Treasurer

------

(1) Robert C. deGroof, Ph.D., was appointed Senior Vice President, Scientific Affairs in March 2000. From April 1990 to February 2000, he was the President of Keystone Scientific Management, which provided strategic clinical and non-clinical development advice to many pharmaceutical companies. Prior to that, he was the Director of Regulatory Affairs of World Wide Development Operations at Bristol-Myers Squibb from July 1987 to March 1990. From October 1984 to July 1987, he was the Assistant Director of Regulatory Affairs at McNeil Consumer Products. Prior to that, he was Assistant Professor of Pharmacology at Jefferson Medical College, Thomas Jefferson University. Dr. deGroof received his B.S. at the University of Florida in 1967 and his Ph.D. in Physiology and Pharmacology from Duke University in 1973.

(2) Elizabeth A. O'Dell has been Vice President, Finance and Administration, Secretary and Treasurer since October 1993. She served as the Company's Director of Finance from February 1993 to September 1993 and as Controller of the Company from February 1992 to February 1993. From November 1991 to January 1992, she was the Controller of Radiodetection Corp. She was the Director of Internal Operations of Kratos Analytical, Inc. from May 1990 to November 1991 and Controller from March 1987 to April 1990. Prior to that, she served for five years in public accounting in various positions at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and Deloitte & Touche. Ms. O'Dell received her B.B.A. and M.B.A. from Pace University. She is also a CPA in New Jersey.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended December 31, 2000, 1999 and 1998 of our Chief Executive Officer and two other highly compensated executive officers of Alteon who were serving as executive officers at December 31, 2000, or who served as executive officers during the fiscal year ended December 31, 2000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       STOCK
                                           ANNUAL COMPENSATION                       OPTION AWARDS       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR      SALARY         BONUS              (NUMBER OF SHARES)  COMPENSATION
---------------------------             ----      ------         -----              ------------------  ------------

Kenneth I. Moch...............        2000      $ 310,500     $100,000 (1)           325,000            $  ----
   President and                      1999        300,000         ----             1,205,000 (2)           ----
   Chief Executive Officer            1998        198,199       12,500               200,000               ----


Robert C. deGroof (3).........        2000      $ 166,666     $   ----               325,000            $22,500 (4)
   Senior Vice President
   Scientific Affairs


Elizabeth A. O'Dell...........        2000      $ 145,000     $   ----               127,500            $  ----
   Vice President, Finance and        1999        140,000         ----               240,000 (5)           ----
   Administration, Secretary          1998        119,758       20,000 (6)            ----                 ----
   and Treasurer

----------------------

(1)      Represents a deferred performance bonus for the year ending December
         31, 2000.

(2)      Includes options for 405,000 shares repriced on February 2, 1999.

(3) Dr. deGroof began serving as Senior Vice President, Scientific Affairs in March 2000.

(4)      Represents a housing allowance.

(5)      Includes options for 165,000 shares repriced on February 2, 1999.

(6) Includes a deferred performance bonus of $15,000 for the year ending December 31, 1998.

         The following table sets forth certain information concerning grants of stock options during the fiscal year ended December 31, 2000, to the Named
Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                               PERCENTAGE                                POTENTIAL REALIZABLE
                                                OF TOTAL                                   VALUE AT ASSUMED
                                 NUMBER OF      OPTIONS                                     ANNUAL RATES OF
                                SECURITIES     GRANTED TO                                     STOCK PRICE
                                UNDERLYING     EMPLOYEES    EXERCISE OR                    APPRECIATION FOR
                                  OPTIONS          IN        BASE PRICE   EXPIRATION          OPTION TERM (1)
           NAME                   GRANTED     FISCAL 2000     PER SHARE     DATE            5%           10%
           ----                   -------     -----------     ---------     ----            --           ---

Kenneth I. Moch...........        200,000          21.0%    $   3.563     03/14/10     $  448,087     $1,135,542
                                  125,000          13.1%        7.000     11/08/10        550,283      1,394,525


Robert C. deGroof.........        250,000          26.2%    $   3.563     03/14/10     $  560,109     $1,419,427
                                   75,000           7.9%        7.000     11/08/10        330,170        836,715

Elizabeth A. O'Dell.......         25,000           2.6%    $   3.563     03/14/10     $   56,011     $  141,943
                                   72,500           7.6%        2.875     09/06/10        131,085        332,196
                                   30,000           3.1%        7.000     11/08/10        132,068        334,686


----------

(1) The dollar amounts under these columns are the result of calculations assuming that the price of common stock on the date of the grant of the option increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price over the option term of 10 years.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF
                                    SHARES                   SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                   ACQUIRED                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                     ON                      AT DECEMBER 31, 2000         AT DECEMBER 31, 2000 (1)
                                   EXERCISE     VALUE        --------------------         ------------------------
              NAME                   (#)      REALIZED  EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
              ----                   ---      --------  -----------   -------------  -----------    -------------
  Kenneth I. Moch............      5,000      $6,563        810,000       715,000     $1,799,598      $1,149,263

  Robert C. deGroof..........       ----      $  ----        10,000       315,000     $    ----       $   ----

  Elizabeth A. O'Dell........       ----      $  ----       169,375       198,125     $  370,740      $  235,271

---------------

(1) Based on the closing price on the American Stock Exchange at December 31, 2000 ($3.4375).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The persons who served as members of the Compensation Committee of the Board of Directors during 2000 were Alan J. Dalby, Edwin D. Bransome, Jr., M.D., Marilyn G. Breslow, David McCurdy, George M. Naimark, Ph.D. and Mark Novitch, M.D. None of the members of the Compensation Committee was an officer, former officer or employee of Alteon.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Policies

         The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing and monitoring the general compensation policies and compensation plans of Alteon, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan.

         Under the supervision of the Committee, Alteon has developed and implemented compensation policies, plans and programs which (1) provide a total compensation package which is intended to be competitive within the industry so as to enable us to attract and retain high-caliber executive personnel, and (2) seek to align the financial interests of our employees with those of its stockholders by relying heavily on long-term incentive compensation which is tied to performance.

       The primary components of executive compensation include base salary and long-term equity incentives in the form of stock options. As we have not yet generated any revenue from the sale of pharmaceutical products, we rely on long-term incentive compensation (i.e., stock options) to motivate the executive officers and other employees. This allows us to retain cash for research and development projects. In determining the size of stock option grants to individual executives, the Committee considers a number of factors, including the following: the level of an executive's job responsibilities; the executive's past performance; the size and frequency of grants by comparable companies; the executive's salary level; the need to provide incentive for the purpose of retaining qualified personnel in light of our current conditions and prospects; the size of any prior grants; and the achievement of designated milestones by the executive. The Committee assigns no specific weight to any of the foregoing (other than achievement of designated milestones by the executive in cases where the executive's employment agreement provides for a grant of a specific size upon achievement of the milestone) when making determinations as to the size of stock option grants.

       Executive officers are also eligible to earn an annual cash incentive award, the amount of which is based upon (1) the position level of the executive officer, and (2) the attainment of specific individual non-financial performance objectives. The Committee sets the performance objectives at the beginning of the fiscal year.

       The Chief Executive Officer is responsible for the development of the annual salary plan for executive officers other than himself. The plan is based on industry and peer group comparisons and national surveys and on performance judgments as to the past and expected future contributions of the individuals. To maintain a competitive level of compensation, Alteon targets base salary at the upper percentiles of a comparative group composed of other biotechnology companies. Base salary may exceed this level as a result of individual performance. The Committee reviews the annual plan and makes recommendations to the Board of Directors, with any modifications it deems appropriate. The Committee believes it has established executive compensation levels which are competitive with companies in the industry, taking into account individual experience, performance of both Alteon and the individual, company size, location and stage of development.

Compensation of the Chief Executive Officer

       Mr. Moch's compensation was determined on the basis of his expertise and experience, which include approximately 20 years of experience in the biotechnology and venture capital fields. Mr. Moch received a base salary of $310,500 in 2000. The Committee believes that Mr. Moch's compensation arrangements reflect the compensation package necessary to retain his services for Alteon in light of our current condition and prospects and is commensurate with his expertise and experience as well as with compensation offered by comparable biotechnology companies.

       Effective January 1, 1994, the Internal Revenue Code does not permit corporations to deduct payment of certain compensation in excess of $1,000,000 to the chief executive officer and the four other most highly paid executive officers. All compensation paid to our executive officers for 2000 will be fully deductible and the Committee anticipates that amounts paid as cash compensation will continue to be fully deductible because the amounts are expected to be less than the $1,000,000 threshold. Under certain circumstances, the executive officers may realize compensation upon the exercise of stock options granted under our stock option plans which would not be deductible by Alteon. We expect to take such action as is necessary to qualify our stock option plans as "performance-based compensation," which is not subject to the limitation, if and when the Committee determines that the effect of the limitation on deductibility warrants such action.

                                                   COMPENSATION COMMITTEE
                                                   Alan J. Dalby
                                                   Edwin D. Bransome, Jr., M.D.
                                                   Marilyn G. Breslow
                                                   David McCurdy
                                                   George M. Naimark, Ph.D.
                                                   Mark Novitch, M.D.


                             AUDIT COMMITTEE REPORT

       The Audit Committee, which is responsible for reviewing the results and scope of the audit and other services provided by our independent auditors, has reviewed our audited annual financial statements and the related report by Arthur Andersen LLP, our independent public accountants, and has discussed the audited financial statements and report with management and with the independent public accountants.

       The Audit Committee has also discussed with management and the independent public accountants the matters required to be discussed by the Codification of Statement of Auditing Standards, AU Section 380, also known as SAS 61, as currently in effect. These matters include: significant accounting policies, management judgments and accounting estimates, management's consultation with other accountants, and any difficulties encountered in performing the audit, significant audit adjustment, or disagreements with management.

       As required by Independence Standards Board Standard No. 1, as currently in effect, Arthur Andersen LLP has disclosed to the Audit Committee any relationships between it (and its related entities) and Alteon (and its related entities), which, in its professional judgment may reasonably be thought to affect its ability to be independent. In addition, Arthur Andersen LLP has discussed its independence with the Audit Committee and confirmed in a letter to the Audit Committee that, in its professional judgment, it is independent of Alteon within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

       Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                   AUDIT COMMITTEE
                                                   Marilyn G. Breslow
                                                   Edwin D. Bransome, Jr., M.D.
                                                   Alan J. Dalby
                                                   David McCurdy
                                                   George M. Naimark, Ph.D.
                                                   Mark Novitch, M.D.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION




       The following graph compares the cumulative total stockholder return on our common stock over the five-year period ending December 31, 2000, with the cumulative total return of the NASDAQ CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ-US"), NASDAQ Pharmaceutical Stocks Index (the "NASDAQ-Pharm"), the American Stock Exchange U.S. Index ("Amex US") and the American Stock Exchange Health Products & Services Index ("Amex HP&S"). The graph assumes (i) an investment of $100 in our common stock and in each of the indices, and (ii) reinvestment of all dividends. No cash dividends have been declared on our common stock as of December 31, 2000. The stock performance set forth below is not necessarily indicative of future price performance.

                                  [LINE GRAPH]



                     ALTEON INC. RELATIVE STOCK PERFORMANCE


                 31-Dec-95          31-Dec-96          31-Dec-97        31-Dec-98          31-Dec-99           29-Dec-00

ALTEON              100.00              32.56              45.35             4.84               5.43               21.32
NASDAQ US           100.00             123.04             150.69           212.51             394.92              237.62
NASDAQ PHARM        100.00             100.31             103.66           131.95             248.01              308.49
Amex US             100.00             101.55             127.26           136.58             179.36              168.46
Amex HP&S           100.00              88.10             110.38           103.11             113.61              135.90




         The preceding performance graph and the compensation committee report and the audit committee report contained in this Proxy Statement are not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

       Kenneth I. Moch entered into a three-year amended and restated employment agreement with Alteon as of December 15, 1998. Under the amended and restated employment agreement, Mr. Moch serves as our Chief Executive Officer and is entitled to an annual salary of $300,000 (subject to annual review by the Board of Directors) plus an annual bonus of up to $150,000 awarded at the discretion of the Board of Directors. Pursuant to the agreement, on March 16, 1999, Mr. Moch received stock options to purchase an aggregate of 600,000 shares of our common stock.

       As of October 21, 2000, Elizabeth A. O'Dell entered into a new employment agreement with Alteon. Under the terms of this agreement, which is due to expire on December 31, 2003, she is entitled to an annual salary of $150,800 for the calendar year 2001. For periods after December 31, 2001, Ms. O'Dell's salary will be subject to annual review by the Board of Directors. Ms. O'Dell is also eligible, at the discretion of the Board of Directors, to receive an annual cash bonus of up to $5,000.

       Robert C. deGroof entered into a three-year employment agreement with Alteon as of March 14, 2000. Under the employment agreement, Dr. deGroof is entitled to an annual salary of $200,000 (subject to annual review by the Board of Directors) plus an annual bonus of up to $25,000 awarded at the discretion of the Board of Directors. Pursuant to the agreement, on March 14, 2000, Dr. deGroof received stock options to purchase an aggregate of 250,000 shares of our common stock.

       In addition to provisions in the above-described agreements requiring each individual to maintain the confidentiality of our information and assign inventions to us, such executive officers have agreed that during the terms of their agreements and for one year thereafter, they will not compete with Alteon by engaging in any capacity in any business which is competitive with our business. The employment agreements of Mr. Moch, Dr. deGroof and Ms. O'Dell provide that either party may terminate the agreement upon 30 days' prior written notice, subject to a salary continuation obligation of Alteon if it terminates the agreements without cause. Mr. Moch will receive a 12-month salary continuation and Dr. deGroof and Ms. O'Dell will receive a six-month salary continuation under such circumstances.

       All employment agreements between Alteon and its Vice Presidents provide that all unvested stock options held by such Vice Presidents will vest and become exercisable immediately in the event of a change in control of Alteon.

CHANGE IN CONTROL SEVERANCE BENEFITS PLAN

       In February 1996, we adopted the Alteon Inc. Change in Control Severance Benefits Plan to protect and retain qualified employees and to encourage their full attention, free from distractions caused by personal uncertainties and risks in the event of a pending or threatened change in control of Alteon. The Severance Plan provides for severance benefits to employees upon certain terminations of employment after or in connection with a change in control of Alteon as defined in the Severance Plan. Following a qualifying termination that occurs as a result of a change in control, officers of Alteon will be entitled to continuation of (i) their base salary for a period of 24 months, and (ii) all benefit programs and plans providing for health and insurance benefits for a period of up to 18 months. In addition, upon a change in control of Alteon, all outstanding unexercisable stock options held by employees will become exercisable.

401(k) PLAN

       We have a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of our employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,500 in 2001) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan does not require that we make additional matching contributions to the Plan on behalf of participants in the Plan. However, in 1998, we began making discretionary contributions at a rate of 25% of employee contributions up to a maximum of 5% of their base salary. Contributions by employees to the 401(k) Plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 15, 2001, except as otherwise set forth below, by each (i) person who is known to Alteon to own beneficially more than 5% of the common stock, and (ii) current director and Named Officer, including the nominees, and by all current directors and officers as a group:

                                                                   AMOUNT AND NATURE OF          PERCENT OF
                 NAME OF BENEFICIAL OWNER (1)                    BENEFICIAL OWNERSHIP (1)        CLASS (2)
                 ----------------------------                    ------------------------        ---------

S.A.C. Capital Associates, LLC.............................           2,507,322 (3)                10.87%
777 Long Ride Road
Stamford, CT 06902

Charles Livingston Grimes..................................           1,910,000 (4)                 8.50%
P.O. Box 136
Mendenhall, PA  19357

Mark Novitch, M.D..........................................             317,999 (5)                 1.40%

Kenneth I. Moch............................................           1,073,433 (6)                 4.56%

Edwin D. Bransome, Jr., M.D................................              17,500 (7)                   *

Marilyn G. Breslow**.......................................             102,071 (8)                   *

Alan J. Dalby**............................................              75,002 (9)                   *

David McCurdy..............................................              46,067 (10)                  *

George M. Naimark, Ph.D....................................              22,337 (11)                  *

Elizabeth A. O'Dell........................................             260,542 (12)                 1.15%

Robert C. deGroof, Ph.D....................................              37,084 (13)                  *

All current directors and officers as a group (9 persons)..           1,952,035 (14)                 8.00%

-------------

*        Less than one percent.
**       Nominee for election to the Board of Directors.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Applicable percentage of ownership is based on 22,492,800 shares of common stock outstanding.

(3) As set forth in a Schedule 13G, dated December 31, 2000, filed by S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC and Steven
         A. Cohen. Includes 1,934,584 shares of common stock and 572,738 shares of common stock underlying warrants. The shares are held by S.A.C. Capital Associates, LLC. Pursuant to investment agreements, each of S.A.C. Capital Advisors and S.A.C. Capital Management share all investment and voting power over the shares. Steven A. Cohen is the Managing Member, President and Chief Executive Officer of S.A.C. Capital Advisors and the owner, directly and through a wholly owned subsidiary, of 100% of the membership interests of S.A.C. Capital Management. Accordingly, each of S.A.C. Capital Advisors, S.A.C. Capital Management and Mr. Cohen may be deemed to be the beneficial owner of the shares.

(4) As set forth in a Schedule 13D, dated February 1, 2000, filed by Mr. Grimes with the Securities and Exchange Commission.

(5) Includes 5,000 shares of common stock held jointly by Dr. Novitch and his wife and 312,999 shares of common stock subject to options that were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include options to purchase 36,668 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(6) Includes 5,100 shares of common stock and 1,068,333 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include options to purchase 456,667 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(7) Includes 15,000 shares of common stock held directly by Dr. Bransome and 2,500 shares of common stock held by Dr. Bransome's wife (of which he disclaims beneficial ownership). Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(8) Includes 102,071 shares of common stock subject to options that were exercisable as of February 15, 2001. Does not include options to purchase 19,996 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(9) Includes 12,467 shares of common stock and 62,535 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include options to purchase 19,996 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(10) Includes 46,067 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(11) Includes 5,000 shares of common stock held directly by Dr. Naimark, 4,000 shares held jointly by Dr. Naimark and his wife and 13,337 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(12) Includes 258,542 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001, and 2,000 shares of common stock held by Ms. O'Dell's husband. Does not include options to purchase 108,958 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(13) Includes 37,084 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include options to purchase 287,916 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(14) Includes 1,900,968 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001.

                          APPROVAL OF AMENDMENT TO OUR
                      RESTATED CERTIFICATE OF INCORPORATION
           TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
                   FROM 40,000,000 SHARES TO 80,000,000 SHARES

       The Board of Directors has adopted a resolution recommending that the stockholders consider and adopt at the meeting an amendment to Article FOURTH of Alteon's Restated Certificate of Incorporation. The proposed amendment would increase the number of authorized shares of common stock, $.01 par value per share, from 40,000,000 to 80,000,000 shares.

       For the reasons described below, the Board of Directors believes that the proposed amendment is in the best interests of Alteon and its stockholders. If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of Delaware. The text of the proposed amended Article FOURTH is set forth below:

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 81,993,329 shares. The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is 80,000,000, and each such share of Common Stock shall have a par value of $.01 per share. The total number of shares of Preferred Stock authorized to be issued by the Corporation is 1,993,329 and each such share shall have a par value of $.01 per share."

       The Board of Directors believes that it is in the best interests of Alteon to increase our authorized common stock in order to meet possible contingencies and opportunities for which the issuance of common stock may be deemed advisable. From time to time we have given, and in the future are likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives, such as advancement of our research and drug development programs, through the public or private sale of equity securities. The ability to issue additional shares of common stock in any future capital raising endeavor or expansion transaction, without the costs and delays incident to obtaining stockholder approval at the time of such issuance, is vital to our success in a competitive marketplace.

       We have no current plans and have not entered into any arrangements or understandings whereby we would be required to issue any of the additional shares of common stock for which authority is now sought. However, the number of shares of common stock which we are required to issue upon the conversion of our outstanding Series G Preferred Stock and Series H Preferred Stock varies with the market price of the common stock. Therefore, depending on the market price of our common stock, these additional shares may be issued upon the conversion of currently outstanding convertible securities and the exercise of currently outstanding warrants. Because of this variability, we agreed with the purchasers of our common stock and warrants in a private placement in September 2000 to request our stockholders to approve this proposed increase in our authorized common stock.

       Other purposes for which the additional shares of common stock could be issued include financing transactions, the acquisition of the shares or assets of other corporations, stock splits or dividends, dividend reinvestment programs and employee benefit plans.

       As of December 31, 2000, there were 22,399,660 shares of common stock issued and outstanding. We have reserved additional shares of common stock in connection with the conversion of our outstanding preferred stock, the exercise of outstanding warrants and the exercise of options granted under our Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan. In the opinion of the Board of Directors, the remaining authorized and unissued shares of common stock are insufficient to meet our capital needs.

       The newly authorized shares of common stock, which will be identical to the shares of common stock presently authorized, may be issued for such consideration as shall be authorized from time to time by the Board of Directors, subject to any required regulatory approvals, but without further action by the stockholders unless specifically required by applicable law or rules of the American Stock Exchange or any other exchange or market system on which the common stock is then traded. In connection with any issuance and sale of such shares, the number of shares to be issued and sold and the terms upon which they may be issued and sold will necessarily be determined by conditions existing at the time of such issuance and sale.

       Our stockholders do not have preemptive rights to subscribe on a pro rata basis to any future issuance of shares. If Alteon elects to issue additional shares of common stock, stockholders would not have any preferential right to purchase them, and their ownership would therefore be diluted. Although the Board is not aware of any effort by any person to acquire control of Alteon, the authorized but unissued shares could be used to make it more difficult to effect a change in control, and thereby make it more difficult for stockholders to obtain an acquisition premium for their shares or remove incumbent management. Such shares could be used to create impediments for persons seeking to gain control of Alteon by means of a merger, tender offer, proxy contest or other means. For example, substantial dilution of a potential acquiring party could be achieved through private placement of securities with purchasers who might cooperate with the Board of Directors in opposing the potential acquiring party. The amendment is not part of a plan by our Board of Directors to propose a series of new anti-takeover measures and the Board of Directors does not presently intend to propose additional anti-takeover measures in future proxy solicitations.

       In accordance with the Delaware Corporation Act, the proposed amendment to the Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 80,000,000 SHARES.

           RATIFICATION OF AMENDMENT TO INCREASE THE AUTHORIZED SHARES
                     FOR THE AMENDED 1995 STOCK OPTION PLAN

       Our Board of Directors has approved an amendment to Alteon's Amended 1995 Stock Option Plan (the "Plan") to increase the number of available shares of common stock from four million to seven million. At December 31, 2000, options to purchase 3,369,635 shares were outstanding under the Plan, leaving 420,207 shares available for grant. In the event that any option under the Plan expires or is terminated without having been exercised in full, the shares of common stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan. At December 31, 2000, the market value of the common stock underlying the options was $3.4375 per share.

       The Plan was adopted by the Board of Directors in February 1995 and ratified by the stockholders of Alteon in June 1995. Directors, officers, employees and consultants of Alteon or any of its subsidiaries or affiliates are eligible to receive options pursuant to the terms of the Plan. Alteon currently has 7 directors, 3 officers (one of whom is also a director) and approximately 34 employees (including the officers). Alteon also engages consultants from time to time. The Board believes that providing selected persons with the opportunity to invest in Alteon will give them additional incentive to increase their efforts on behalf of Alteon and will enable us to attract and retain the best available employees, officers, directors and consultants. An increase in the number of shares available under the Plan is necessary to provide sufficient shares to achieve this goal.

       Stockholder approval of the amendment to the Plan is being sought (i) to satisfy Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") which requires stockholder approval of amendment of the Plan in order that options granted under the Plan may qualify as incentive stock options ("ISOs") and thus be entitled to receive special tax treatment under the Code, and (ii) to satisfy the rules of the American Stock Exchange regarding stockholder approval of grants of options to officers, directors and key employees.

       Options granted under the Plan may be either ISOs as defined in Section 422 of the Code, or non-qualified stock options ("NQSOs"). ISOs may be granted only to employees of Alteon and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Plan: (1) an ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding common stock of Alteon, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years, (2) the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of Alteon) may not exceed $100,000,
(3) the exercise price of an ISO must be the fair market value of the stock at the time the option is granted, (4) ISOs may not be sold, pledged or otherwise transferred other than by will or by the laws of descent and distribution, and
(5) in the event of termination of an ISO holder's employment with Alteon, any ISOs which are then exercisable must be exercised within three months of such termination (or within twelve months if the termination is the result of death or disability).

       Options that do not meet the above qualifications will be treated as NQSOs.

Terms of the Plan

       Administration of the Plan. With respect to grants of options to employees or consultants who are also officers or directors of Alteon, the Plan is administered in compliance with Rule 16b-3 under the Securities Exchange Act of 1934 by (1) the Board of Directors of Alteon, or (2) a committee comprised of disinterested directors of Alteon who are not compensated as employees or consultants, as designated by the Board. With respect to grants of options to employees or consultants who are neither directors nor officers of Alteon, the Plan is administered by (1) the Board, or (2) a committee designated by the Board.

       The Plan may be administered by multiple administrative bodies. Presently, the Plan is administered by a committee of non-compensated directors. The Board or a committee designated by the Board, as the case may be, shall, in its capacity as administrator, be hereinafter referred to as the "Administrator."

       Granting of Options. Except with respect to non-compensated directors, the granting of options to eligible participants is within the sole discretion of the Administrator. Non-compensated directors receive grants of options in accordance with a formula award structure pursuant to which they automatically receive, upon the date of their election or re-election to the Board and on the dates of the two Annual Meetings of Stockholders following their election or re-election to the Board (subject to their continued service on the Board of Directors), a stock option to purchase 20,000 shares of common stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly created directorship) at an exercise price equal to the fair market value of the common stock on the date of grant. Each of these options will vest and become exercisable on the date of Alteon's first Annual Meeting of Stockholders following the date of grant, subject to the director's continued service on the Board. We do not receive any consideration upon the grant of an option under the Plan.

       Option Agreement; Additional Functions of the Administrator. Options granted pursuant to the Plan will be evidenced by agreements in such form as the Administrator approves. In addition to the functions otherwise discussed in this Proxy Statement, and excepting options granted to non-compensated directors, the Administrator shall determine, subject to the terms and conditions of the Plan,
(1) whether and to whom options are to be granted, (2) whether an option is to be an ISO or a NQSO, (3) the number of the shares covered by an option, (4) the exercise price of an option, and (5) all other terms and conditions of an option.

       Exercise Price. The exercise price of an NQSO is determined by the Administrator. As discussed above, the exercise price of an ISO is determined with respect to the applicable provisions of the Code. With respect to non-compensated directors, the exercise price pursuant to the formula awards is the fair market value of the shares at the time that the option is granted.

       Vesting; Term of Option. Except with respect to non-compensated directors, the Administrator has the power to set the time or times during which each option will vest and become exercisable, provided that no option may be exercisable after the expiration of ten years from the date it is granted and no ISO granted to a holder of ten percent of the total voting power of Alteon may be exercisable after the expiration of five years from the date it is granted. Options granted to non-compensated directors vest and become exercisable on the date of Alteon's first Annual Meeting of Stockholders following the date of grant, subject to the director's continued service on the Board.

       Transferability. Unless the Administrator determines otherwise, options may not be sold or otherwise transferred other than by will or by the laws of the descent and distribution and during the lifetime of the optionee shall be exercisable only by the optionee. If the Administrator so determines, subject to compliance with certain provisions set forth in the Plan, NQSOs may be transferable to certain family members and related trusts and partnerships.

       Duration of the Plan and Amendment. Options may be granted under the Plan from time to time until February 28, 2005. The Administrator may at any time terminate or amend the Plan, provided that (i) stockholder approval must be obtained for any amendment for which such approval is required by applicable laws or regulations, and (ii) no amendment can be made which would impair the rights of any optionee under any grant theretofore made without the consent of the optionee.

       Adjustments. Appropriate adjustments will be made in the number of shares of stock covered by the Plan or subject to options granted under the Plan, and in the exercise price per share of such options, in the event that the number of outstanding shares of common stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of Alteon without consideration.

       In the event of a merger or consolidation in which the stockholders of Alteon prior to the merger own at least fifty percent of the voting power of Alteon or the surviving entity after the merger or consolidation, each optionee shall be entitled to receive upon exercise of the option, in lieu of the shares for which the option was exercisable immediately before such transaction, the number and class of securities to which such holder would have been entitled if the option had been exercised immediately prior to the transaction.

       In the event of a dissolution or liquidation of Alteon, a merger or consolidation in which the stockholders of Alteon prior to the merger do not own at least fifty percent of the voting power of Alteon or the surviving entity after the merger or consolidation, a transaction in which 100% of the voting shares of Alteon is sold or otherwise transferred, or the sale of substantially all of the assets of Alteon, (a) on the effective date of such transaction holders of options will be entitled to receive upon exercise of the option, in lieu of the shares for which the option was exercisable immediately before such transaction, the number and class of securities to which such holder would have been entitled if the option had been exercised immediately prior to the transaction, (b) the Administrator may accelerate the time for exercise of some or all then unexercised and unexpired options, or (c) the Administrator may cancel all outstanding options as of the effective date of the transaction, provided that notice of such cancellation is given to each optionee and each optionee has the opportunity to exercise the option to the extent then exercisable.

Certain Federal Income Tax Consequences

       The following summary discusses certain of the federal income tax consequences associated with options granted under the Plan. This description of tax consequences is based upon present federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Plan. Accordingly, each optionee should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of an option and any subsequent exercise and whether any action is appropriate.

       Non-Qualified Stock Options. There are no federal income tax consequences associated with the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of our common stock on the date of exercise. Any gain realized on disposition of shares purchased upon exercise of the NQSO will be treated as capital gain for federal income tax purposes.

       Incentive Stock Options. There will be no regular federal income tax liability upon the grant or exercise of an ISO. However, the "spread" between the exercise price and the fair market value of our common stock on the date of exercise will be treated as a tax preference item for federal income tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise.

       Any gain realized on disposition of shares purchased upon exercise of an ISO will be treated as long-term capital gain for federal income tax purposes if such shares are held for at least 12 months after the date of the issuance of the shares pursuant to the exercise of the ISO and are disposed of at least two years after the date of grant of the ISO. If the shares are disposed of within 12 months after the date of issuance of the shares or within two years after the date of grant of the ISO, the optionee will recognize compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price of the ISO, and capital gains on the excess, if any, of the fair market value of such shares on the date of disposition over the fair market value of such shares on the date of exercise.

       Compensation Deduction. To the extent compensation income is recognized by an optionee in connection with the exercise of a NQSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, Alteon generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

       As of December 31, 2000, we had granted options to purchase an aggregate of 3,602,193 shares of common stock (net of cancellations) under the Plan at an average exercise price of $2.83 per share. As of February 15, 2001, options to purchase 2,130,169 shares of common stock were exercisable and options to purchase 217,558 shares of common stock had been exercised under the Plan. Each of the two nominees for election to the Board of Directors, upon election to the Board of Directors and on the dates of the two Annual Meetings of Stockholders following their election to the Board (subject to their continued service on the Board of Directors), will receive a stock option to purchase 20,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. See "Election of Directors - Compensation of Directors."

         As of December 31, 2000, the following persons or groups had received options to purchase shares of common stock under the Plan as follows: (i) the Chief Executive Officer and Named Officers: Kenneth I. Moch, 1,165,000 shares; Elizabeth A. O'Dell, 317,500 shares; Robert C. deGroof, 325,000 shares: (ii) all current executive officers of Alteon as a group: 1,807,500 shares: (iii) each nominee for director: Marilyn Breslow, 54,867 shares; Alan J. Dalby, 54,867 shares: (iv) all current employees, including all current officers who are not executive officers, as a group: 624,422 shares.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AMENDMENT TO OUR AMENDED 1995 STOCK OPTION PLAN THEREBY INCREASING THE NUMBER OF AVAILABLE SHARES FROM FOUR MILLION TO SEVEN MILLION.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors, subject to stockholder ratification, retained Arthur Andersen LLP to serve as our independent public accountants for the fiscal year ending December 31, 2001 because it is an internationally recognized accounting firm familiar with the unique accounting, tax and financial issues that relate to and affect the biopharmaceutical industry. Arthur Andersen LLP has a firm-wide effort and a group of personnel that specialize in this industry and has assigned members of this group to work with us. Arthur Andersen LLP also served as our independent public accountants for the fiscal year ended December 31, 2000. One or more representatives of Arthur Andersen LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

       Audit Fees

          The aggregate fees billed to Alteon by Arthur Andersen LLP for the review of our annual financial statements, and the financial statements included in our quarterly reports on Form 10Q, for the fiscal year ended December 31, 2000 totaled $45,000.

       Financial Information Systems Design and Implementation Fees

       We did not engage Arthur Andersen LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

       All Other Fees

       The aggregate fees billed to Alteon by Arthur Andersen LLP during the fiscal year ended December 31, 2000 for non-audit services (including tax related services), totaled $15,000. The Audit Committee has considered whether or not the provision of non-audit services is compatible with maintaining Arthur Anderson LLP's independence.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF ALTEON FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Alteon with copies of all Forms 3, 4 and 5 they file.

       Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, we believe that all our officers, directors, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2000.

                             STOCKHOLDERS' PROPOSALS

       Stockholders deciding to submit proposals for inclusion in our proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders must advise the Secretary of Alteon of such proposals in writing by December 20, 2001. Any stockholder intending to propose a matter at the 2002 Annual Meeting of Stockholders, but not intending for Alteon to include the matter in its proxy statement or form of proxy relating to such meeting, must advise the Secretary of Alteon of such intention in writing not later than 20 days prior to such meeting. If Alteon does not receive such notice by that date, the notice will be considered untimely. Our proxy for the 2002 Annual Meeting of Stockholders will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any manner of which Alteon does not receive notice by March 5, 2002.

                                  OTHER MATTERS

       The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters referred to above and does not intend to bring any other matters before the meeting. However, if other matters should come before the meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

       The accompanying proxy is solicited by and on behalf of the Board of Directors of Alteon, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Alteon.

       In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of Alteon who will not be specially compensated for these services. The Company has retained the services of Registrar and Transfer Company to assist in the proxy solicitation at a fee estimated to be $17,500. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

       Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of Alteon is based upon information received from the individual directors and officers.

       ALTEON HAS FURNISHED, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 9, 2001, AND WILL FURNISH TO EACH BENEFICIAL STOCKHOLDER SUCH REPORT UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

       PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


                                             By Order of the Board of Directors
                                             /s/ Elizabeth A. O'Dell
                                             ----------------------------------
                                             ELIZABETH A. O'DELL
                                             Secretary

Ramsey, New Jersey
__________, 2001

                                   APPENDIX I

                                   ALTEON INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER


1.   Purpose

       The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to the accounting and reporting practices of Alteon Inc. (the "Corporation") and the quality and integrity of the financial information provided by the Corporation. The Audit Committee will fulfill these responsibilities and duties primarily by carrying out the activities enumerated in this Charter.

2.   Composition

       The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors, and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall be financially literate as interpreted by the Board of Directors, or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. One member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgment.

3.   Meetings

       The Audit Committee shall meet at stated times without notice, or on notice to all by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or by one of the members of the Audit Committee, as frequently as circumstances and needs of the Corporation shall dictate. As part of its responsibilities to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants for the Corporation separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

4.   Responsibilities and Duties

         To fulfill its responsibilities and duties the Audit Committee shall:

         a. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board of Directors, as conditions dictate, to update this Charter.

         b. Review with management and the independent accountants the Corporation's audited financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees" ("SAS No. 61").

         c. Recommend to the Board of Directors that, based on the Audit Committee's review and discussions with management and the independent accountants, the audited financial statements be included in the annual report filing with the Securities and Exchange Commission.

         d. Review the performance of the independent accountants and make recommendations to the Board of Directors regarding the appointment of termination of the independent accountants. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent accountants.

         e.       Oversee independence of the accountants by:

                  1. Receiving from the independent accountants, on a periodic basis, a formal written statement delineating all relationships between the independent accountants and the Corporation consistent with Independence Standard No. 1, "Independence Discussions with Audit Committees."

                  2. Discussing with the independent accountants any disclosed relationships or services between the independent accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

                  3. Recommending, if necessary, that the Board of Directors take appropriate action to satisfy itself of the accountants' independence based on the report provided.

         f. Review in consultation with the independent accountants the audit scope and plan of the independent accountants.

         g. Review with the independent accountants and management the adequacy and effectiveness of internal controls of the Corporation.

         h. Report through the Audit Committee's Chairperson to the Board of Directors following meeting of the Audit Committee.

         i. Maintain minutes or other records of meetings and activities of the Audit Committee.

         j. Perform any other activities consistent with this Charter and the Corporation's By-Laws as the Audit Committee or the Board of Directors deems necessary or appropriate.

                                   APPENDIX II

                                   ALTEON INC.

                         AMENDED 1995 STOCK OPTION PLAN
                           (AS PROPOSED TO BE AMENDED)

         1. Purposes of Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant of an Option.

         2. Certain Definitions. As used herein, the following definitions shall apply:

                  2.1. "Administrator" means the Board or a Committee.

                  2.2. "Board" means the Board of Directors of the Company.

                  2.3. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  2.4. "Committee" means a Committee appointed by the Board in accordance with Section 4.1 of the Plan.

                  2.5. "Common Stock" means the Common Stock of the Company.

                  2.6. "Company" means Alteon Inc., a Delaware corporation.

                  2.7. "Consultant" means any person, including an advisor, who is engaged by the Company or any Subsidiary to render services and is compensated for such services. The payment of a director's fee by the Company shall not render a director a Consultant within the meaning of this section.

                  2.8. "Date of Grant" means the date on which an Option is granted under the Plan pursuant to Section 12 of the Plan.

                  2.9. "Employee" means any person, including officers and directors, employed by the Company or any Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute employment by the Company.

                  2.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  2.11."Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

                           (a) If the Common Stock is listed on any established
                  stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for such date, or if such date is not a trading day, the last market trading day prior to such date as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                           (b) If the Common Stock is quoted on the NASDAQ
                  System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the

                  Common Stock as quoted on such System or by such dealer for such date, or if such date is not a trading day for the last market trading day prior to such date; or

                           (c) In the absence of an established market for the
                  Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                  2.12. "Incentive Stock Option" means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code.

                  2.13. "Non-Compensated Directors" means directors of the Company who are not Consultants who render services more than one (1) day per week or full-time Employees.

                  2.14. "Non-Qualified Stock Option" means an Option which does not qualify as an Incentive Stock Option.

                  2.15. "Option" means a stock option granted pursuant to the Plan.

                  2.16. "Option Agreement" means the agreement which must be entered into between the Optionee and the Company upon the grant of an Option by the Company to the Optionee as approved by the Administrator pursuant to Section 15 of the Plan.

                  2.17. "Optionee" means a person who receives an Option.

                  2.18. "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  2.19. "Plan" means this 1995 Stock Option Plan.

                  2.20. "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  2.21. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,000,000 Shares and the maximum number of Shares which may be covered by Options granted to any employee in any calendar year may not exceed 500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of the Plan.

                  4.1.       Procedure.

                           (a) Administration With Respect to Directors and
                  Officers. With respect to grants of Options to Employees and Consultants who are also officers or directors of the Company, the Plan shall be administered, and grants of Options shall be approved, by (i) the Board or (ii) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as (A) to permit transactions under the Plan to qualify for exemption from the provisions of
                  Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder ("Rule 16b-3") and (B) to satisfy all legal requirements relating to administration of stock option plans and the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

                           (b) Administration With Respect to Consultants and
                  Employees Who Are Not Directors or Officers. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                           (c) Formula Awards to Non-Compensated Directors.

                                    (i) On the date of a Non-Compensated
                           Director's election or reelection to the Board at an annual meeting of shareholders of the Company and on each of the dates of the Company's two annual meetings of shareholders following the date of such election, (provided that on such date the Non-Compensated Director is serving as a director of the Company), such Non-Compensated Director shall be granted a Non-Qualified Stock Option to purchase 20,000 Shares. Each such Option shall vest and become exercisable on the date of the Company's first annual meeting of shareholders following the date of its grant, provided that on such date the Non-Compensated Director is serving as a director of the Company.

                                    (ii) If a Non-Compensated Director is
                           elected or appointed to the Board other than at an annual meeting of shareholders, on the date of his election he shall be granted a Non-Qualified Stock Option to purchase the number of Shares determined by multiplying 1,667 by the number of whole or partial months from the date of his election or appointment to the Company's next annual meeting of shareholders. For purposes of the preceding sentence, a month shall mean a period of 30 consecutive days. In addition, on the dates of each of the Company's annual meetings of shareholders which occur during the term to which he was so elected or appointed (provided that on such date he is serving as a director of the Company), such Non-Compensated Director shall be granted a Non-Qualified Stock Option to purchase 20,000 Shares. Each Option granted pursuant to this subsection 4.1(c)(ii) shall vest and become exercisable on the date of the Company's first annual meeting of shareholders following the date of its grant, provided that on such date the Non-Compensated Director is serving as a director of the Company.

                                    (iii) Each Non-Compensated Director who held
                           such office on January 1, 1999 shall be granted a Non-Qualified Stock Option to purchase 3,667 Shares. Each Non-Compensated Director who held such office on January 1, 1999 and whose term continues beyond the date of the Company's first annual meeting of shareholders following January 1, 1999 shall be granted a Non-Qualified Stock Option to purchase 8,800 Shares on the date of the Company's first annual meeting of shareholders following January 1, 1999 (provided that on such date the Non-Compensated Director is serving as a director of the Company). Each Non-Compensated Director who held such office on January 1, 1999 and whose term continues beyond the date of the Company's second annual meeting of shareholders following January 1, 1999 shall be granted a Non-Qualified Stock Option to purchase 8,800 Shares on the date of the Company's second annual meeting of shareholders following January 1, 1999 (provided that on such date the Non-Compensated Director is serving as a director of the Company). Each Option granted pursuant to this subsection 4.1(c)(iii) shall vest and become exercisable on the date of the Company's first annual meeting of shareholders following the date of its grant, provided that on such date the Non-Compensated Director is serving as a director of the Company.

                                    (iv) Options granted pursuant to this
                           Section 4.1(c) shall have a per share exercise price equal to the Fair Market Value per share on the Date of Grant and shall expire ten years from the Date of Grant. Once an Option granted pursuant to this Section, or any portion thereof, has become exercisable, it shall remain exercisable regardless of whether or not the Non-Compensated Director holding the Option later ceases to be a director of the Company.

                                    (v) If the granting of any option on the
                           dates provided in this Section 4.1(c) would cause the number of Shares as to which options have been granted pursuant to the Plan to exceed the number set forth in Section 3 of the Plan, the grant of such option shall be deferred to the first date on which an option may be granted without exceeding the limitation set forth in Section 3 and such date shall be the Date of Grant of the option.

                           (d) Multiple Administrative Bodies. The Plan may be
                  administered by different bodies with respect to directors, non-director officers, and Employees and Consultants who are neither directors nor officers.

                  4.2. Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator, acting in its sole discretion, shall have the power and authority to supervise the administration of the Plan and to take all action necessary or desirable in order to carry out the provisions of the Plan including, without limitation, the power and authority:

                           (a) to select the Consultants and Employees to whom
                  Options may from time to time be granted hereunder;

                           (b) to determine whether and to what extent Options
                  are granted hereunder;

                           (c) to determine the number of shares of Common Stock
                  to be covered by each such Option granted hereunder;

                           (d) to approve forms of agreement for use under the
                  Plan;

                           (e) to determine the terms and conditions, not
                  inconsistent with the terms of the Plan, of any Option granted hereunder (including, but not limited to, the exercise price, the vesting schedule, and any restrictions or limitations regarding any Option and/or the Shares relating thereto) based in each case on such factors as the Administrator shall determine, in its sole discretion;

                           (f) to make changes to any outstanding Option,
                  including, without limitation, to reduce the exercise price, to accelerate the vesting schedule, or to extend the expiration date, provided that no such change shall impair the rights of any Optionee under any grant previously made without such Optionee's consent;

                           (g) to determine whether and when an Optionee has
                  ceased to have an employment or consulting relationship with the Company;

                           (h) to buy out for a payment in cash or Shares, an
                  Option previously granted, based on such terms and conditions as the Administrator shall establish and the Optionee shall accept.

                  4.3. Effect of Committee's Decision. The Administrator shall have the power and authority to establish, amend, and revoke rules and regulations for administration of the Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options.

         5. Eligibility. Non-Qualified Stock Options may be granted to Non-Compensated Directors (but only pursuant to Section 4.1(c)), Employees, and Consultants. Incentive Stock Options may be granted only to Employees. An individual who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

         7. Exercise Period of Option.

                  7.1. Term. Each Option shall vest and become exercisable as provided in the Option Agreement. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in no case shall the term shall be more than ten (10) years from the Date of Grant. However, in the case of an Incentive

         Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the Date of Grant.

                  7.2. Termination of Employment. If an Optionee ceases to be an Employee of the Company for any reason, except death or disability within the meaning of Section 422(c) of the Code, an Incentive Stock Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an Employee, may be exercised by the Optionee within three (3) months after the date on which the Optionee's employment terminated, but in any event no later than the date of expiration of the Option term. If the Optionee's employment is terminated because of the death or disability of the Optionee within the meaning of Section 422(c) of the Code, an Incentive Stock Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an Employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date the Optionee's employment terminated, but in any event no later than the date of expiration of the Option term. An Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of employment.

         8. Option Exercise Price and Consideration.

                  8.1. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option (other than Options granted pursuant to Section 4.1(c)) shall be such price as is determined by the Administrator, provided that in the case of an Incentive Stock Option (a) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Date of Grant and (b) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Date of Grant.

                  8.2. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (vi) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws.


         9. Exercise of Option.

                  9.1. Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full consideration for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued. An Option may not be exercised for a fraction of a Share.

                  9.2. Limitations on Exercise.

                           (a) Shares shall not be issued pursuant to the
                  exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the National Association of Securities Dealers or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                           (b) The Administrator may specify a reasonable
                  minimum number of shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising that full number of Shares as to which the Option is then exercisable.

                  9.3. Withholding Obligations. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable, in a form and manner satisfactory to the Administrator.


         10. Transferability of Options. Except as otherwise provided in this
Section 10, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and during the lifetime of the Optionee shall be exercisable only by the Optionee. If the Administrator so determines, Non-Qualified Stock Options may be transferable to (a) the Optionee's spouse, parents, siblings, children or grandchildren (including stepparents, stepsiblings, stepchildren, and stepgrandchildren), (b) trusts for the benefit of the Optionee and/or such family members, and (c) partnerships whose only partners are the Optionee and/or such family members, provided that (i) no consideration is paid for such transfer, (ii) the terms and conditions of the Option which are applicable to the Optionee prior to the transfer of the Option shall continue to apply to the transferee; and (iii) the Option Agreement pertaining to each transferable option shall set forth the applicable transfer restrictions.

         11. Adjustments. Unless the terms of an Option Agreement provide otherwise:

                  11.1. Change in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.


                  11.2. Merger without Change of Control. After a merger of one or more corporations or other entities with or into the Company or after a consolidation of the Company and one or more corporations or other entities in which the shareholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation or other entity, as the case may be, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive in lieu of the shares of Common Stock as to which such Option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such Option shall be so exercised.

                  11.3. Sale or Merger with Change of Control. If the Company is merged with or into or consolidated with another corporation or other entity under circumstances where the shareholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company or the surviving or resulting corporation or other entity, as the case may be, or if one hundred percent of the then outstanding voting shares of the Company are sold or otherwise transferred, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of the shares of Common Stock as to which Option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or common stock) to which such holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised; (b) the Administrator may accelerate the time for exercise of some or all unexercised and unexpired options so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Administrator such accelerated options shall be exercisable in full; or
         (c) all outstanding Options may be cancelled by the Administrator as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (i) notice of such cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, if the Administrator shall have accelerated the time for exercise of all unexercised and unexpired Options, in full during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

                  11.4. Miscellaneous. Adjustments under this Section 11 shall be determined by the Administrator, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

         12. Time of Granting Options. The Date of Grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan.

                  13.1. Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made without the Optionee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with
         Section 422 of the Code (or any other applicable law or regulation, including the requirements of the National Association of Securities Dealers or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  13.2. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. Agreements. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option as the Administrator shall determine. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         16. No Additional Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

         17. Rule 16b-3. Grants of Options to persons subject to Section 16(b) of the Exchange Act must qualify for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3. Options granted to such persons shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.


                                   * * * * *

                                 REVOCABLE PROXY
                                   ALTEON INC.


[ X ]  PLEASE MARK VOTES
       AS IN THIS EXAMPLE



PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby constitutes and appoints Kenneth I. Moch and Elizabeth
A. O'Dell and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Alteon Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the American Stock Exchange, 86 Trinity Place, New York, New York at 9:00 A.M., local time, on June 5, 2001, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).










    Please be sure to sign and date this Proxy in the box below

                                                                Dated:

Signature of Stockholder               Signature of Stockholder if held Jointly

1. ELECTION OF DIRECTORS.

(Mark one only) For All

Nominee: Marilyn G. Breslow and Alan J. Dalby

                                               For [ ]  Against [ ] Except [ ]

(INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)

                                               For [ ] Against [ ] Abstain [ ]

2. Approval of the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares from forty million to eighty million.

                                               For [ ] Against [ ] Abstain [ ]

3. Approval of the proposal to amend the 1995 Stock Option Plan to increase the number of available shares from four million to seven million.

                                               For [ ] Against [ ] Abstain [ ]

4. Approval of the proposal to ratify the appoint-ment of Arthur Andersen LLP as Alteon's independent public accountants for the fiscal year ending December 31, 2001.


5. In their discretion, the proxies are
   authorized to vote upon other matters as may properly come before the Meeting.


PLEASE CHECK BOX IF YOU PLAN
TO ATTEND THE ANNUAL MEETING.                                              [ ]


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


   Detach above card, sign, date and mail in postage-paid envelope provided.

                                   ALTEON INC


This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY